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                                                                    EXHIBIT 11.1
                             TYCO INTERNATIONAL LTD.
                         EARNINGS PER SHARE COMPUTATION
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                        1997        1996        1995
                                                      -------     -------     -------
Calculation of earnings per share:

PRIMARY:

(Loss) income before extraordinary items              $(776.8)    $(296.7)    $ 267.5
Adjustment for dividends on preference shares              --         (.3)        (.3)
                                                      -------     -------     -------
Adjusted (loss) income before extraordinary items      (776.8)     (297.0)      267.2
Extraordinary items, net of taxes                       (58.3)       (8.4)      (12.4)
                                                      -------     -------     -------
Net (loss) income available to common shareholders    $(835.1)    $(305.4)    $ 254.8
                                                      =======     =======     =======

Weighted average common shares outstanding              519.5       475.6       460.6
Dilutive effect of the restricted stock
  plan, stock options and warrants using
  the treasury stock method                                --          --         9.0
                                                      -------     -------     -------
Weighted average common and common equivalent
     shares outstanding, as adjusted                    519.5       475.6       469.6
                                                      =======     =======     =======
(Loss) earnings per common share:
  Before extraordinary items                          $ (1.50)    $  (.62)    $   .57
  Extraordinary items, net of taxes                      (.11)       (.02)       (.03)
                                                      -------     -------     -------
  Net (loss) income per common share                  $ (1.61)    $  (.64)    $   .54
                                                      =======     =======     =======

FULLY DILUTED:(1)(2)

(Loss) Income before extraordinary items              $(776.8)    $(296.7)    $ 267.5
Adjustment for dividends on preference shares              --         (.3)        (.3)
                                                      -------     -------     -------
Adjusted (loss) income before extraordinary items      (776.8)     (297.0)      267.2
Extraordinary items, net of taxes                       (58.3)       (8.4)      (12.4)
                                                      -------     -------     -------
Net (loss) income available to common shareholders    $ 835.1     $(305.4)    $ 254.8
                                                      =======     =======     =======

Weighted average common shares outstanding              519.5       475.6       460.6
Dilutive effect of the restricted stock
  plan, stock options and warrants using
  the treasury stock method                                --          --         9.7
                                                      -------     -------     -------
Weighted average common and common equivalent
  shares outstanding, as adjusted                       519.5       475.6       470.3
                                                      =======     =======     =======

(Loss) earnings per common share:
  Before extraordinary items                          $ (1.50)    $  (.62)    $   .57
  Extraordinary items, net of taxes                      (.11)       (.02)       (.03)
                                                      -------     -------     -------
  Net (loss) income per common share                  $ (1.61)    $  (.64)    $   .54
                                                      =======     =======     =======


(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2) The effect on fully diluted earnings per common share resulting from the assumed exchange of Liquid Yield Option Notes, which were issued in July 1995, is anti-dilutive in all years presented. The effect on fully diluted earnings per common share resulting from the assumed conversion of convertible capital bonds, which were redeemed in January 1997, is anti-dilutive in 1996 and 1995. The effect on fully diluted earnings per common share resulting from the assumed conversion of convertible redeemable preference shares outstanding in 1996 and 1995 is anti-dilutive.